
SCHEDULE 1

      Company        Date Public  Shareholder     Outstanding     MHC            Public        Options     MRP
                                  Meeting Date    Shares
                                  for Plan
                                  Approval
------------------------------------------------------------------------------------------------------------------------
  1   Charter            10/17/01    04/24/02      19,823,905     15,857,924     3,965,981     396,448      158,578
      Financial
      Corp.  (MHC)
      CHFN
                                                                       80%                       10.0%         4.0%
------------------------------------------------------------------------------------------------------------------------
      ------------------------------------------------------------------------------------------------------------------
  2   AJS Bancorp,       12/27/01     5/22/02       2,406,950      1,227,544     1,179,406     117,941       58,971
      Inc. (MHC)
      AJSB
                                                                       51.0%                      6.5%         5.0%
------------------------------------------------------------------------------------------------------------------------
  3   Westfield          12/28/01    06/28/02      10,580,000      5,607,400     4,972,600     497,260      198,904
      Financial,
      Inc. (MHC) WFD
                                                                       53%                       10.0%         4.0%
------------------------------------------------------------------------------------------------------------------------
  4   Partners           4/04/02     10/10/02      14,216,875      7,627,353     6,589,522     639,759      255,904
      Trust           Second Step
      Financial       7/07/04
      Group, Inc.
                                                                       53.6%                      9.7%        3.88%
  5   New England        06/04/02        01/16/03       2,049,875  1,127,431       922,444     142,857       57,143
      Bancshares
      Inc. (MHC)
      NEBS
                                                                       55%                       15.4%        6.19%
------------------------------------------------------------------------------------------------------------------------
  6   Minden             07/02/02        05/15/03       1,454,750    752,978        701,772     65,464       26,184
      Bancorp Inc.
      MDNB
                                                                       53.5%                     10.0%         4.0%
------------------------------------------------------------------------------------------------------------------------
  7   Synergy        9/18/02             04/22/03       3,344,252    1,889,502     1,454,750   165,746       66,298
      Financial      Second Step
      Group, Inc.    1/21/04
      SYNF
                                                                       56.5%                     11.3%        4.55%
      ------------------------------------------------------------------------------------------------------------------
  8   ASB Holding        10/03/03 No Plans Yet
      Company (MHC)
      ASBH
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
  9   Flatbush           10/21/03 No Plans Yet
      Federal
      Bancorp, Inc.
      (MHC)
------------------------------------------------------------------------------------------------------------------------
      ------------------------------------------------------------------------------------------------------------------
 10   Cheviot            01/06/04 No Plans Yet
      Financial
      Corp. (MHC)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 11   Clifton            03/04/04    09/07/04          30,530,410     16,791,758    13,738,712   2,453,341      981,337
      Savings
      Bancorp, Inc.
                                                                         55.0%                    17.85%        7.14%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 12   Citizens           03/30/04 No Plans Yet
      Community
      Bancorp (MHC)
      CZWI
------------------------------------------------------------------------------------------------------------------------
------
 13   K-Fed Bancorp      03/31/04 No Plans Yet
      (MHC) KFED

      ------------------------------------------------------------------------------------------------------------------
 14   Wawel Savings      04/01/04 No Plans Yet
      Bank (MHC)
      WAWL
        ------------------------------------------------------------------------------------------------------------------
 15   Osage Federal      04/01/04 No Plans Yet
      Financial,
      Inc. (MHC)
      OFFO
------------------------------------------------------------------------------------------------------------------------
 16   Monadnock          06/29/04 No Plans Yet
      Community
      Bancorp
      (MHC) MNCK
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 17   First Federal      06/29/04 No Plans Yet
      Financial
      Services,
      Inc. (MHC)
      FFFS
------------------------------------------------------------------------------------------------------------------------

                                                                                 AVG w/o CSBK       10.41%        4.51%

                                                                                 AVG. w/ CSBK       11.34%        4.84%

                                                                                 CSBK               17.85%        7.14%